UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2008

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

District of Columbia (state or other jurisdiction of incorporation)	1-7102 (Commission File Number)	52-0891669 (I.R.S. Employer Identification No.)

Woodland Park 2201 Cooperative Way Herndon, VA	20171-3025 (Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code:  (703) 709-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02:   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 9, 2008, the National Rural Utilities Cooperative Finance Corporation (“National Rural”) Board of Directors voted to fill the vacancy on the board as a result of the resignation of Mr. Foley.  Mr. Charles Ayers will join the National Rural Board of Directors at the annual meeting in February 2009.  Mr. Ayers currently serves as a trustee for Wheatland Electric Cooperative, Inc, and Sunflower Electric Power Corporation, National Rural member systems located in Kansas.

On December 9, 2008, the National Rural Board of Directors approved an increase of 3.5% to the salary of Governor and Chief Executive Officer Sheldon Petersen.  Effective January 1, 2009, Mr. Petersen’s annual base salary will be $734,850.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RURAL UTILITIES COOPERATIVE
FINANCE CORPORATION

By: /s/ STEVEN L. LILLY
      Steven L. Lilly
      Senior Vice President and Chief Financial Officer

Dated:  December 12, 2008